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                                                                   EXHIBIT 5.1



                               February 22, 1994



Caterpillar Financial Services Corporation
3322 West End Avenue
Nashville, Tennessee  37203-0983

            Re:   Caterpillar Financial Services Corporation
                  Registration No. 33-49971

Ladies and Gentlemen:

            At your request, we have examined the Registration Statement on Form S-3, Registration No. 33-49971 (the "Registration Statement"), in the form in which it was declared effective by the Securities and Exchange Commission, the Prospectus dated August 19, 1993 contained in the Registration Statement (the "Prospectus"), the Prospectus Supplement dated August 27, 1993 supplementing the Prospectus (the "Prospectus Supplement"), the Current Report on Form 8-K, dated February 22, 1994 of Caterpillar Financial Services Corporation, a Delaware corporation (the "Company"), the resolutions of the Board of Directors of the Company and the certificates of various corporate officers of the Company, relating to the sale from time to time of up to $1,000,000,000 aggregate principal amount of the Company's Medium-Term Notes, Series E (the "Notes"). The Notes are to be issued under an Indenture, dated as of April 15, 1985, as supplemented by the First, Second, Third and Fourth Supplemental Indentures, dated as of May 22, 1986, March 15, 1987, October 2, 1989, and October 1, 1990, respectively (collectively, the "Indenture"), between the Company and Morgan Guaranty Trust Company of New York, as trustee, copies of which are included as exhibits to the Registration Statement. The Notes are to be issued in substantially the forms filed or incorporated by reference as exhibits to the Registration Statement (with maturities, interest rates and other terms of the Notes appropriately filled in). The Notes are to be sold from time to time in the manner set forth in the Registration Statement, the Prospectus, the Prospectus Supplement and any further supplements thereto.

            We have examined instruments, documents, and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. Based on such examination, we are of the opinion that the issuance of the Notes has been duly authorized by appropriate corporate action and, when the terms of the Notes have been established so as not to violate any applicable law then binding on the Company and the Notes have been duly executed, authenticated, and delivered in accordance with the Indenture and sold as described in the Registration Statement, the Prospectus and the Prospectus Supplement, the Notes will be legal, valid, and binding obligations of the Company, entitled to the benefits of the Indenture.

            Our opinion that the Notes are legal, valid, and binding is qualified as to limitations imposed by bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other laws relating to or affecting the enforcement of creditors' rights generally, and by general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.

            We express no opinion as to matters of law in jurisdictions other than the State of New York, the federal law of the United States and the corporate law of the State of Delaware.

            We hereby consent to the filing of this opinion as an exhibit to the Form 8-K and its incorporation by reference in the Registration Statement and to the use of our name wherever it appears in the Registration Statement, the Prospectus, the Prospectus Supplement, and in any amendment or supplement thereto. In giving such consent, we do not consider that we are "experts" within the meaning of such term as used in the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

                                    Very truly yours,

                                    /s/ Orrick, Herrington & Sutcliffe

                                    ORRICK, HERRINGTON & SUTCLIFFE